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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      25,513,126        0.29             86,298,739        7.40


     Class B      508,083  0.24             1,926,092         7.40


     Class C      1,166,214         0.24             4,794,510         7.40


     Class I      7,215,786         0.31             26,260,562        7.40





     Evergreen Strategic Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A        11,818,173      0.25             40,803,105        8.75


     Class B        2,588,834       0.19             11,922,025        8.73


     Class C        3,085,001       0.19             13,693,655        8.78


     Class I        1,411,682       0.27             4,321,253         8.75

















     Evergreen Short-Intermediate Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A        1,988,043       0.30             4,711,167         9.88


     Class B        233,920         0.22             811,376  9.88


     Class C        363,620         0.22             1,284,501         9.88


     Class I        13,131,313      0.32             35,341,209        9.88





     Evergreen High Grade Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      2,475,054         0.42             5,754,077         10.93


     Class B        454,529         0.34             1,128,475         10.93


     Class C        262,137         0.34             755,514  10.93


     Class I        863,829         0.46             1,796,477         10.93